UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a — 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 1, 2009, Alliance HealthCare Services, Inc. adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 160 “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of Accounting Research Bulletin No. 51” (“SFAS 160”) and FASB Staff Position (“FSP”) Emerging Issues Task Force No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP 03-6-1”).

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference are retrospectively adjusted versions of Items 6, 7 and 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (“SEC”) on March 9, 2009 (the “Form 10-K”), which reflect the adoption of SFAS 160 and FSP 03-6-1 and the resulting change in the presentation and disclosure requirements relating to the financial statements for all periods presented in accordance with the requirements of SFAS 160 and FSP 03-6-1.  All other Items of the Form 10-K remain unchanged.  The information in Exhibit 99.1 does not otherwise reflect events or developments that occurred after March 9, 2009. More current information is contained in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009 and other filings with the SEC. These other filings contain important information regarding events or developments that have occurred since the filing of the 2008 Form 10-K.  This Current Report on Form 8-K should be read in conjunction with the portions of the Form 10-K that have not been updated herein.

Item 9.01:  Financial Statements, Pro Forma Financial Information and Exhibits

(d)     Exhibits

The following exhibits are filed with this Form 8-K:

23.1                                 Consent of Deloitte & Touche LLP

99.1                               Items 6, 7 and 8 of Alliance HealthCare Services, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2009	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit 23.1	Consent of Deloitte & Touche LLP
Exhibit 99.1	Items 6, 7 and 8 of Alliance HealthCare Services, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2008